UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2014

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54554	33-1176182
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4093 Oceanside Boulevard, Suite B
Oceanside, CA 92056
(Address of Principal Executive Offices and Zip Code)

(760) 295-7208
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As Therapeutic Solutions International, Inc. (the “Company”) previously reported, on April 29, 2013 a former employee of the Company, Reid Jilek, sued the Company, its two directors and its three officers in San Diego County (California) Superior Court for breach of contract, retaliation, constructive discharge, failure to pay wages, failure to reimburse, conversion and fraudulent inducement. The complaint related to his employment agreement with the Company and his resignation which was effective in January 2013.

The trial was held in September 2014. On September 26, 2014 the Court ruled in favor of the Company and against all of Jilek's claims, and ruled that the Company was the prevailing party, and therefore was entitled to recover its attorney’s fees and costs from Jilek. The Company did not prevail in its cross-claims against Jilek. Jilek's claims against the Company’s directors and officers had previously been dismissed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC. (Registrant)

Date October 2, 2014

By /s/ Timothy G. Dixon

Timothy G. Dixon, PRESIDENT

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